Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on S-3 (File No. 333-279036), on Forms S-8 (File No. 333-272770) and (File No. 333-254577), including Post-Effective Amendment No.1 to Form S-8 (File No. 333-254577), of our report dated March 27, 2025 relating to the consolidated financial statements of INmune Bio Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum llp

Houston, Texas

March 27, 2025